Exhibit 99.1
INVESTOR RELATIONS CONTACT:
Ryan D. Robinson,
Senior Vice President and Chief Financial Officer
847-286-8700
FOR IMMEDIATE RELEASE:
December 5, 2014
SEARS HOMETOWN AND OUTLET STORES, INC. REPORTS THIRD QUARTER 2014 RESULTS
HOFFMAN ESTATES, Ill. - Sears Hometown and Outlet Stores, Inc. ("SHO") (NASDAQ: SHOS) today reported results for its quarter ended November 1, 2014. We operate through two segments--our Sears Hometown and Hardware segment ("Hometown") and our Sears Outlet segment ("Outlet").
Results for the third quarter included:

•	Comparable store sales declined 2.3%, an improvement in trend from recent quarters

•	Hometown comparable store sales decreased 6.2% and Outlet comparable store sales increased 9.3%

•	One-time, non-cash charge for impairment of goodwill of $167.0 million

•	Establishment of a reserve for potential losses on franchisee receivables of $11.5 million

•	Adjusted EBITDA loss of $4.7 million including the reserve for potential losses on franchisee receivables

•	Operating loss of $173.6 million and loss per common share of $7.55

Bruce Johnson, Chief Executive Officer and President, said, "While we were disappointed in our overall results, we are pleased that customers responded to our initiatives in Outlet, which generated 9.6% adjusted comparable store sales growth. These initiatives included strong execution by our employees and franchisees as well as improvements in product procurement, marketing, and pricing. Our goal is to continue to build upon these improvements going forward."

"Hometown recorded Adjusted comparable store sales of (4.4%). This segment continues to be affected by the highly promotional environment. We also believe that the results for Hometown were adversely affected by the continuing growth at other retailers of online sales of merchandise in important product categories, especially home appliances.  While our online commissions grew in the quarter, our rights to engage in our own online initiatives that would leverage sears.com (which is owned and operated by Sears Holdings Corporation), and our rights to engage in our own online initiatives that would be independent of sears.com, are constrained by our agreements with Sears Holdings Corporation that were entered into prior to our October 2012 separation."
"Hometown's results in the quarter were impacted by two non-cash items. The first item was a one-time, non-cash impairment of goodwill. This goodwill dates back to Kmart Holding Corp.’s acquisition of Sears, Roebuck and Co. in 2005. At the time of our separation from Sears Holdings Corporation, our portion of this goodwill was $167 million in Hometown. We have determined that the value of this goodwill has been impaired, and we have written off the entire amount."
"The second item was our establishment of a provision for losses on franchisee receivables. Our financial position has enabled us to meet the needs of our franchisees to finance most of the purchase price of franchise rights and assets that our franchisees purchase from us. Based on recent events and the decline in the financial performance of several of our franchisees in Hometown, we have established a provision for losses on franchisee receivables of $11.5 million, which is included in the Adjusted EBITDA loss noted above."
"These two charges together reduced our net income for the quarter by $178.5 million, resulting in an operating loss for the quarter of $173.6 million."
"We continue to be encouraged by our cash flow, which allowed us to reduce borrowings by $25.9 million in the past nine months and $1.6 million in the quarter."
Third Quarter Results

Net sales in the third quarter of 2014 increased $4.1 million, or 0.7%, to $565.1 million from the third quarter of 2013. This increase was driven primarily by new stores (net of closures) and higher online commissions earned by SHO on sales of merchandise for home delivery made through www.sears.com, a website owned by Sears Holdings ($4.2 million in the third quarter of 2014 compared to $2.4 million in the third quarter of 2013), partially offset by a 2.3% decrease in comparable store sales and lower initial franchise revenues (which were $6.5 million in the third quarter of 2014 compared to $7.8 million in the third quarter of 2013).

In-store sales transacted by SHO and its independent dealers and franchisees through www.sears.com and recorded and fulfilled by Sears Holdings during the third quarter of 2014 were $14.3 million compared to $6.5 million in the third quarter of 2013. As a result, comparable store sales, which measure the increase in sales on transactions fulfilled and recorded by SHO, were unfavorably impacted. Including total sales for online transactions fulfilled and recorded by Sears Holdings, Adjusted comparable store sales for the third quarter of 2014 decreased 0.9%. Comparable store sales in Hometown were down 6.2% while comparable store sales in Outlet were up 9.3%. Adjusted comparable store sales were down 4.4% in Hometown and up 9.6% in Outlet.

Gross margin was $135.1 million, or 23.9% of net sales, in the third quarter of 2014 compared to $135.5 million, or 24.1% of net sales, in the third quarter of 2013. The decrease in gross margin rate was primarily driven by (1) a reduced merchandise margin rate, (2) higher Outlet distribution center costs, (3) lower initial franchise revenues, and (4) a $0.9 million net payment to Sears Holdings related to the reconciliation of payments between Sears Holdings and SHO. These reductions were partially offset by (1) lower occupancy costs resulting from the conversion of Company-operated stores to franchisee-operated stores, (2) higher online commissions, (3) lower support-services charges from Sears Holdings, and (4) higher delivery income. Excluding the impact of online commissions and initial franchise revenues, gross margin was 22.4% of net sales in the third quarter of 2014 compared to 22.8% of net sales in the third quarter of 2013.

Selling and administrative expenses increased to $139.8 million, or 24.7% of net sales, in the third quarter of 2014 from $121.7 million, or 21.7% of net sales, in the prior-year quarter. The increase was primarily due to an $11.5 million provision for losses on franchisee receivables recognized in the third quarter of 2014, higher owner commissions in Outlet (primarily related to the conversion of Company-operated stores to franchisee-operated stores), and new stores opened since the third quarter of 2013. These increases were partially offset by lower payroll and benefits costs resulting from the conversion of Company-operated stores to franchisee-operated stores.

During the three months ended November 1, 2014 we recorded a one-time, non-cash goodwill impairment charge of $167.0 million associated with Hometown.

We recorded an operating loss of $173.6 million and operating income of $13.2 million in the third quarters of 2014 and 2013, respectively. The $186.8 million decrease in operating income was driven by (1) the non-cash goodwill impairment charge, (2) higher selling and administrative expenses, (3) the lower gross margin rate, and (4) a $1.6 million gain on the sale of an Outlet store in the third quarter of 2013, partially offset by higher net sales.
Financial Position

We had $23.2 million in cash and cash equivalents as of November 1, 2014 and $21.5 million as of November 2, 2013. Availability as of November 1, 2014 under our Credit Agreement, dated as of October 11, 2012, among the Company, its subsidiaries, Bank of America, N.A., and other lenders (the “Senior ABL Facility”) was $171.2 million with $73.2 million drawn and $5.6 million of letters of credit outstanding. For the third quarter of 2014 we funded ongoing operations with cash on hand and cash generated by operating activities. Our primary needs for liquidity were to fund inventory purchases and capital expenditures and for general corporate purposes.

Total merchandise inventories were $462.2 million at November 1, 2014 and $488.6 million at November 2, 2013. Merchandise inventories decreased $26.4 million due to an $18.5 million decrease in Hometown and a $7.9 million decrease in Outlet. The decrease in Hometown was primarily due to lower home appliances inventory driven by a change in the timing of product transitions and lower tools inventory resulting from our hardware-store closings. Outlet's reduction, despite a 14% increase in store count, was driven by a shift in the mix of home appliances from "new, in-box" merchandise to lower-cost "as-is" merchandise, partially offset by increases in apparel from increased receipts and in furniture due to category expansion.
Comparable Store Sales

Comparable store sales include merchandise sales for all stores operating for a period of at least 12 full months, including remodeled and expanded stores but excluding relocated stores and stores that have undergone format changes.  Comparable store sales include online transactions fulfilled and recorded by SHO and the change in unshipped sales reserves recorded at the end of each reporting period.

Adjusted Comparable Store Sales

In addition to our net sales determined in accordance with GAAP, for purposes of evaluating our sales performance we also use "Adjusted comparable store sales." This measure includes in net sales, as if fulfilled and recorded by SHO, all in-store sales that were transacted by SHO and its independent dealers and franchisees through www.sears.com and that were fulfilled and recorded by Sears Holdings. Our management uses Adjusted comparable store sales, among other factors, to evaluate the sales performance of our overall business and individual stores for comparable periods. Adjusted comparable store sales should not be used by investors or other third parties as the sole basis for formulating investment decisions as it includes sales that were not fulfilled and recorded by SHO and for which sales SHO only received commissions. Adjusted comparable store sales should not be considered as a substitute for GAAP measurements.

While Adjusted comparable store sales is a non-GAAP measure, management believes that it is an important indicator of store sales performance because:

•	SHO receives commissions on all in-store sales that were transacted by SHO and its independent dealers and franchisees through www.sears.com and that were fulfilled and recorded by Sears Holdings.

•
During the third quarter of 2014, these sales fulfilled and recorded by Sears Holdings increased significantly to $14.3 million compared to $6.5 million in the third quarter of 2013. During the 39 weeks ended November 1, 2014 these sales fulfilled and recorded by Sears Holdings increased significantly to $62.4 million compared to $20.7 million in the 39 weeks ended November 2, 2013.

•
Unadjusted comparable store sales, which do not include in-store sales that were transacted by SHO and its independent dealers and franchisees through www.sears.com and that were fulfilled and recorded by Sears Holdings, understates what SHO believes to be its effective comparable-store sales performance.

The following table presents a reconciliation of Adjusted comparable store sales to net sales, the most comparable GAAP measure, for each of the periods indicated:

	13 Weeks Ended November 1, 2014			39 Weeks Ended November 1, 2014
thousands	Hometown	Outlet	Total	Hometown	Outlet	Total
Net sales	$387,743	$177,404	$565,147	$1,286,532	$507,162	$1,793,694
Less: Non-comparable store sales	(39,062)	(39,339)	(78,401)	(136,925)	(113,530)	(250,454)
Comparable store sales recorded by SHO	348,680	138,066	486,746	1,149,606	393,633	1,543,240
SHO in-store sales through www.sears.com recorded by Sears Holdings (1)	11,761	1,411	13,172	48,996	8,098	57,094
Adjusted comparable store sales	$360,441	$139,477	$499,918	$1,198,602	$401,731	$1,600,333

	13 Weeks Ended November 2, 2013			39 Weeks Ended November 2, 2013
thousands	Hometown	Outlet	Total	Hometown	Outlet	Total
Net sales	$413,171	$147,897	$561,068	$1,361,908	$457,176	$1,819,084
Less: Non-comparable store sales	(41,446)	(21,620)	(63,066)	(136,763)	(57,938)	(194,701)
Comparable store sales recorded by SHO	371,725	126,277	498,002	1,225,145	399,238	1,624,383
SHO in-store sales through www.sears.com recorded by Sears Holdings (1)	5,360	932	6,292	17,675	2,394	20,069
Adjusted comparable store sales	$377,085	$127,209	$504,294	$1,242,820	$401,632	$1,644,452

	13 Weeks Ended November 1, 2014 vs. 13 Weeks Ended November 2, 2013			39 Weeks Ended November 1, 2014 vs. 39 Weeks Ended November 2, 2013
	Hometown	Outlet	Total	Hometown	Outlet	Total
Comparable store sales recorded by SHO	(6.2)%	9.3%	(2.3)%	(6.2)%	(1.4)%	(5.0)%
Adjusted comparable store sales	(4.4)%	9.6%	(0.9)%	(3.6)%	0.0%	(2.7)%
(1) SHO in-store sales through www.sears.com fulfilled and recorded by Sears Holdings above are for comparable stores only. For all comparable and non-comparable stores, these sales for the 13 weeks and 39 weeks ended November 1, 2014 were $14.3 million and $62.4 million compared to $6.5 million and $20.7 million for the 13 weeks and 39 weeks ended November 2, 2013, respectively.
Adjusted EBITDA

In addition to our net income determined in accordance with GAAP, for purposes of evaluating operating performance we also use Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization, or “Adjusted EBITDA,” which excludes certain significant items as set forth below. Our management uses Adjusted EBITDA, among other factors, for evaluating the operating performance of our business for comparable periods. Adjusted EBITDA should not be used by investors or other third parties as the sole basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items. Adjusted EBITDA should not be considered as a substitute for GAAP measurements.

While Adjusted EBITDA is a non-GAAP measurement, management believes that it is an important indicator of operating performance because:

•	EBITDA excludes the effects of financing and investing activities by eliminating the effects of interest and depreciation costs; and

•
Other significant items, while periodically affecting our results, may vary significantly from period to period and may have a disproportionate effect in a given period, which affects comparability of results.

The following table presents a reconciliation of Adjusted EBITDA to net income, the most comparable GAAP measure, for each of the periods indicated:

	13 Weeks Ended		39 Weeks Ended
Thousands	November 1, 2014	November 2, 2013	November 1, 2014	November 2, 2013
Net income (loss)	$(171,210)	$7,695	$(164,171)	$31,826
Income tax expense (benefit)	(2,401)	5,191	2,327	20,812
Other income	(888)	(460)	(2,366)	(1,306)
Interest expense	915	738	2,754	1,969
Operating income (loss)	(173,584)	13,164	(161,456)	53,301
Depreciation	2,035	2,177	6,390	6,569
Gain on the sale of assets	(155)	(1,567)	(155)	(1,567)
Impairment of goodwill	167,000	—	167,000	—
Adjusted EBITDA	$(4,704)	$13,774	$11,779	$58,303

Forward-Looking Statements
Results are unaudited. This news release contains forward-looking statements (the “forward looking statements”). The forward-looking statements are subject to significant risks and uncertainties that may cause our actual results, performance, and achievements in the future to be materially different from the future results, future performance, and future achievements expressed or implied by the forward-looking statements. Forward-looking statements include, without limitation, information concerning our future financial performance, business strategy, plans, goals, beliefs, expectations, and objectives. The forward-looking statements are based upon the current beliefs and expectations of our management. The following factors, among others, could cause actual results, performance, and achievements to differ from those set forth in the forward-looking statements, and one or more of the differences could have a material adverse effect on our ability to operate our business and could have a material adverse effect on our results of operations, financial condition, liquidity, and cash flows: our ability to offer merchandise and services that our customers want, including those under the Kenmore, Craftsman, and DieHard brands, which brands are owned by Sears Holdings (the "KCD Marks"); our Merchandising Agreement with Sears Holdings provides that (1) if a third party that is not an affiliate of Sears Holdings acquires the rights to one or more (but less than all of) the KCD Marks Sears Holdings may terminate our rights to buy merchandise branded with any of the acquired KCD Marks and (2) if a third party that is not an affiliate of Sears Holdings acquires the rights to all of the KCD Marks Sears Holdings may terminate the merchandising agreement in its entirety, over which events we have no control; the sale by Sears Holdings and its subsidiaries to other retailers that compete with us of major home appliances and other products branded with one of the KCD Marks; our ability to successfully manage our inventory levels and implement initiatives to improve inventory management and other capabilities; competitive conditions in the retail industry; worldwide economic conditions and business uncertainty, the availability of consumer and commercial credit, changes in consumer confidence, tastes, preferences and spending, and changes in vendor relationships; the fact that our past performance generally, as reflected on our historical financial statements, may not be indicative of our future performance as a result of, among other things, the consolidation of our Hometown and Outlet segments into a single business entity, our separation from Sears Holdings, and operating as a standalone business entity; the impact of increased costs due to a decrease in our purchasing power following our separation from Sears Holdings, and other losses of benefits (such as a more effective and productive business relationship) that were associated with having been wholly owned by Sears Holdings and its subsidiaries; our continuing reliance on Sears Holdings for most products and services that are important to the successful operation of our business, and our potential need to rely on Sears Holdings for some products and services beyond the expiration or earlier termination by Sears Holdings of our agreements with Sears Holdings; the willingness of Sears Holdings' appliance, lawn and garden, tools, and other vendors to continue to supply to Sears Holdings, on terms (including vendor payment terms for Sears Holdings' merchandise purchases) that are acceptable to it and to us, merchandise that we would need to purchase from Sears Holdings to ensure continuity of merchandise supplies for our businesses; our ability to resolve on commercially reasonable terms existing disputes and, when they arise, future disputes with Sears Holdings regarding many of the material terms and conditions of our agreements with Sears Holdings; our ability to establish information, merchandising, logistics, and other systems separate from Sears Holdings that would be necessary to ensure continuity of merchandise supplies for our businesses if vendors were to reduce, or cease, their merchandise sales to Sears Holdings; our ability to establish a more effective and productive business relationship with Sears Holdings, particularly in light of the existence of pending, and the likelihood of future, disputes with respect to the terms and conditions of our agreements with Sears Holdings; most of our agreements with Sears Holdings were negotiated while we were a subsidiary of Sears Holdings and we may have received different terms from unaffiliated third parties (including with respect to costs and merchandise-vendor and service-provider indemnification and defense for negligence claims and claims arising out of failure to comply with contractual obligations); our reliance on Sears Holdings to provide computer systems to process transactions with our customers (including the point-of-sale system for the stores we operate and the stores that our independent dealers and franchisees operate, which point-

of-sale system captures, among other things, credit-card information supplied by our customers) and others, quantify our results of operations, and manage our business ("SHO's SHC-Supplied Systems"); SHO's SHC-Supplied Systems may be subject to disruptions and data/security breaches for which Sears Holdings may be unwilling or unable to indemnify and defend us against third-party claims and other losses resulting from such disruptions and data/security breaches; the ability and willingness of Sears Holdings to perform its contractual obligations to us; the possible effects on us if Sears Holdings’ financial condition were perceived to significantly deteriorate, including if as a consequence Sears Holdings were to choose to seek the protection of the U.S. bankruptcy laws; limitations and restrictions in the Senior ABL Facility and our ability to service our indebtedness; our ability to obtain additional financing on acceptable terms; our dependence on independent dealers and franchisees to operate their stores profitably and in a manner consistent with our concepts and standards; our dependence on sources outside the U.S. for significant amounts of our merchandise; impairment charges for intangible assets and fixed-asset impairment for long-lived assets; our ability to attract, motivate, and retain key executives and other employees; the impact of increased costs associated with being a publicly held company; our ability to maintain effective internal controls as a publicly held company; our ability to sell profitably online all of our merchandise and services; our ability to realize the benefits that we expect to achieve from our separation from Sears Holdings; litigation and regulatory trends challenging various aspects of the franchisor-franchisee relationship in the fast-food industry could expand to challenge or affect our relationships with our independent dealers and franchisees; low trading volume of our common stock due to limited liquidity or a lack of analyst coverage; the impact on our common stock and our overall performance as a result of our principal stockholders’ ability to exert control over us; and other risks, uncertainties, and factors discussed in our most recent Quarterly Report on Form 10-Q, our most recent Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. We intend the forward-looking statements to speak only as of the date of this news release, and we do not undertake to update or revise the forward-looking statements as more information becomes available.
About Sears Hometown and Outlet Stores, Inc.

Sears Hometown and Outlet Stores, Inc. is a national retailer primarily focused on selling home appliances, hardware, tools, and lawn and garden equipment. Our Hometown stores are designed to provide our customers with in-store and online access to a wide selection of national brands of home appliances, tools, lawn and garden equipment, sporting goods and household goods, depending on the particular format. Our Outlet stores are designed to provide our customers with in-store and online access to new, one-of-a-kind, out-of-carton, discontinued, obsolete, used, reconditioned, overstocked, and scratched and dented products across a broad assortment of merchandise categories, including home appliances, lawn and garden equipment, apparel, mattresses, sporting goods and tools at prices that are significantly lower than manufacturers' list prices. As of November 1, 2014 we and our dealers and franchisees operated 1,257 stores across all 50 states as well as in Puerto Rico and Bermuda. Our principal executive offices are located at 5500 Trillium Boulevard, Suite 501, Hoffman Estates, Illinois 60192 and our telephone number is (847) 286-7000.

* * * * *

Sears Hometown and Outlet Stores, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	13 Weeks Ended		39 Weeks Ended
Thousands, except per share amounts	November 1, 2014	November 2, 2013	November 1, 2014	November 2, 2013
NET SALES	$565,147	$561,068	$1,793,694	$1,819,084
COSTS AND EXPENSES
Cost of sales and occupancy	430,085	425,596	1,367,644	1,380,966
Selling and administrative	139,766	121,698	414,271	379,815
Impairment of goodwill	167,000	—	167,000	—
Depreciation	2,035	2,177	6,390	6,569
Gain on the sale of assets	(155)	(1,567)	(155)	(1,567)
Total costs and expenses	738,731	547,904	1,955,150	1,765,783
Operating income (loss)	(173,584)	13,164	(161,456)	53,301
Interest expense	(915)	(738)	(2,754)	(1,969)
Other income	888	460	2,366	1,306
Income (loss) before income taxes	(173,611)	12,886	(161,844)	52,638
Income tax benefit (expense)	2,401	(5,191)	(2,327)	(20,812)
NET INCOME (LOSS)	$(171,210)	$7,695	$(164,171)	$31,826

NET INCOME (LOSS) PER COMMON SHARE
ATTRIBUTABLE TO STOCKHOLDERS

Basic:	$(7.55)	$0.33	$(7.24)	$1.38
Diluted:	$(7.55)	$0.33	$(7.24)	$1.38

Basic weighted average common shares outstanding	22,666	22,999	22,666	23,066
Diluted weighted average common shares outstanding	22,666	22,999	22,666	23,070

Sears Hometown and Outlet Stores, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

Thousands	November 1, 2014	November 2, 2013	February 1, 2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$23,189	$21,487	$23,475
Accounts and franchisee receivables	20,930	17,207	19,252
Merchandise inventories	462,226	488,626	482,107
Prepaid expenses and other current assets	17,893	8,113	13,216
Total current assets	524,238	535,433	538,050
PROPERTY AND EQUIPMENT, net	50,454	49,544	48,973
GOODWILL	—	167,000	167,000
LONG-TERM DEFERRED TAXES	47,359	63,916	52,672
OTHER ASSETS	41,185	32,115	40,490
TOTAL ASSETS	$663,236	$848,008	$847,185
LIABILITIES
CURRENT LIABILITIES
Short-term borrowings	$73,200	$87,900	$99,100
Payable to Sears Holdings Corporation	79,940	57,414	68,396
Accounts payable	20,238	31,727	24,129
Other current liabilities	60,079	74,306	60,319
Current portion of capital lease obligations	75	1,082	662
Total current liabilities	233,532	252,429	252,606
CAPITAL LEASE OBLIGATIONS	136	98	95
OTHER LONG-TERM LIABILITIES	2,908	5,139	4,259
TOTAL LIABILITIES	236,576	257,666	256,960
STOCKHOLDERS' EQUITY
TOTAL STOCKHOLDERS' EQUITY	426,660	590,342	590,225
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$663,236	$848,008	$847,185

Sears Hometown and Outlet Stores, Inc.
Segment Results
(Unaudited)

Hometown
	13 Weeks Ended		39 Weeks Ended
Thousands, except for number of stores	November 1, 2014	November 2, 2013	November 1, 2014	November 2, 2013
Net sales	$387,743	$413,171	$1,286,532	$1,361,908
Comparable store sales % (1)	(6.2)%	(1.5)%	(6.2)%	(2.9)%
Cost of sales and occupancy	299,013	318,362	983,214	1,040,750
Gross margin dollars	88,730	94,809	303,318	321,158
Margin rate	22.9%	22.9%	23.6%	23.6%
Selling and administrative	103,395	94,818	307,747	299,175
Selling and administrative expense as a percentage of net sales	26.7%	22.9%	23.9%	22.0%
Impairment of goodwill	167,000	—	167,000	—
Gain on the sale of assets	(155)	—	(155)	—
Depreciation	746	760	2,127	2,372
Total costs and expenses	569,999	413,940	1,459,933	1,342,297
Operating income (loss)	$(182,256)	$(769)	$(173,401)	$19,611
Total Hometown stores			1,108	1,108

Outlet
	13 Weeks Ended		39 Weeks Ended
Thousands, except for number of stores	November 1, 2014	November 2, 2013	November 1, 2014	November 2, 2013
Net sales	$177,404	$147,897	$507,162	$457,176
Comparable store sales % (1)	9.3%	(3.4)%	(1.4)%	1.9%
Cost of sales and occupancy	131,072	107,234	384,430	340,216
Gross margin dollars	46,332	40,663	122,732	116,960
Margin rate	26.1%	27.5%	24.2%	25.6%
Selling and administrative	36,371	26,880	106,524	80,640
Selling and administrative expense as a percentage of net sales	20.5%	18.2%	21.0%	17.6%
Depreciation	1,289	1,417	4,263	4,197
Gain on the sale of assets	—	(1,567)	—	(1,567)
Total costs and expenses	168,732	133,964	495,217	423,486
Operating income	$8,672	$13,933	$11,945	$33,690
Total Outlet stores			149	131
(1) Adjusted comparable store sales for the 13 and 39 weeks ended November 1, 2014 were (4.4)% and (3.6)% for Hometown and 9.6% and 0.0% for Outlet.